UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079

(Address of principal executive offices, including ZIP code)

(201) 343-5202

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2020, Nephros, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with certain purchasers named therein (the “Purchasers”), relating to the issuance and sale of 833,333 shares of the Company’s common stock, par value $0.001 per share, in a registered direct offering at a price of $6.00 per share. The Agreement contains customary conditions to closing and other obligations of the parties.

The Company expects the net proceeds from the offering, before the payment of offering expenses incurred by the Company, to be approximately $5.0 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The offering is scheduled to close on or about October 20, 2020, subject to customary closing conditions.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-234528) previously filed with the Securities and Exchange Commission and declared effective December 6, 2019, and a prospectus supplement thereunder relating to the offering, which will be filed with the Securities and Exchange Commission. The form of the Agreement is filed as Exhibit 10.1 to this report and the description of the terms of the Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Fredrikson & Byron, P.A. relating to the legality of the issuance and sale of the shares of common stock being offered filed as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On October 16, 2020, the Company issued a press release announcing the pricing of the offering described in Item 1.01 of this report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Fredrikson & Byron, P.A.
10.1	Form of Securities Purchase Agreement dated October 15, 2020, between Nephros, Inc. and the Purchasers
23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
99.1	Press release dated October 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: October 16, 2020	By:	/s/ Andrew Astor
Andrew Astor
Chief Executive Officer